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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 7, 2003, except as to Notes 19, 20, and 23, for which the date is August 15, 2003, relating to the financial statements and financial statement schedule of SIRVA, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 15, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS